CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to use of our report dated February 28, 2001 included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                        Arthur Andersen LLP

New York, New York
March 21, 2001